UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 29, 2005

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     Anne C. Schaumburg was appointed to the Board of Directors of NRG Energy, Inc., or the Company, on March 29, 2005 (See Item 5.02 below). On April 1, 2005, the date that her appointment becomes effective, Ms. Schaumburg will receive a grant of deferred stock units in an amount equal to $88,000 divided by the closing price of the Company’s common stock on April 1, 2005 payable, at her option, immediately, upon termination of her service on the Board of Directors or pursuant to a schedule to be determined. Each deferred stock unit is equivalent in value to one share of the Company’s common stock, par value $0.01. Ms. Schaumburg will also receive compensation consistent with that received by the Company’s other directors as disclosed in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)      Anne C. Schaumburg was appointed to the Board of Directors of the Company on March 29, 2005, effective April 1, 2005. The Company has not yet determined Ms. Schaumburg’s committee assignments. There are no arrangements or understandings between Ms. Schaumburg and any other persons pursuant to which she was elected. There are no transactions involving the Company and Ms. Schaumburg that would be required to be reported by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: March 30, 2005